                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated April 10, 1997, accompanying the consolidated financial statements of Middle Georgia Bankshares, Inc. and subsidiary contained in the Form S-4 Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Form S-4 Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."


                                          /s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia

February 17, 1998